Exhibit 99.1

Contacts
	Investors:	Peter Poillon +1 212 915-8084 Email: peter.poillon@willis.com

News Release	Media:	Miles Russell +44 203 124-7446 Email: miles.russell@willis.com

Willis Group Reports Second Quarter 2013 Results

Reported growth in commissions and fees of 5.7%

Organic growth in commissions and fees of 6.3%

NEW YORK, July 24, 2013 – Willis Group Holdings plc (NYSE: WSH), the global risk advisor, insurance and reinsurance broker, today reported results for the three and six months ended June 30, 2013.

	Three months ended June 30,				Six months ended June 30,
	2013	2012	Change		2013	2012	Change
Reported net income per diluted share from continuing operations	$0.59	$0.61	(3.3)%		$1.83	$1.89	(3.2)%
Adjusted net income per diluted share from continuing operations	$0.59	$0.59	—%		$2.05	$1.91	7.3%
Reported operating margin	19.2%	21.3%	(210	) bps	23.6%	26.7%	(310	) bps
Adjusted operating margin	19.2%	20.7%	(150	) bps	26.0%	27.2%	(120	) bps
Reported commissions and fees growth	5.7%	(1.8)%			4.8%	(0.5)%
Organic commissions and fees growth	6.3%	1.5%			5.1%	1.8%

Willis Group earnings per diluted share, both reported and adjusted, were $0.59 in the second quarter of 2013. Foreign currency movements decreased earnings per diluted share by $0.05. These results compare to reported and adjusted earnings per diluted share of $0.61 and $0.59, respectively in the year ago quarter. Second quarter 2012 results would have been $0.05 per diluted share lower had the previously disclosed change to our compensation policy been effective from the beginning of 2012.

Willis Group recorded second quarter organic commissions and fees growth of 6.3%, building on comparable growth of 4.1% in the first quarter of 2013. The Group’s three business units each contributed positively to this quarter’s performance, with Willis Global contributing growth of 10.3%, Willis North America contributing growth of 5.5% and Willis International contributing growth of 2.6%.

“We continued to build on our solid performance at the end of last year and through the first half of 2013, delivering our third consecutive quarter of robust top line growth,” said Willis Group CEO, Dominic Casserley. “I am pleased with the progress we made in our adjusted operating income, after considering the unfavorable foreign exchange and the uneven comparison resulting from the recent change to our compensation policy. Across our Company, our Associates are looking forward to continuing our positive momentum throughout the remainder of 2013.”

Second Quarter 2013 Financial Results

Willis Group net income from continuing operations, both reported and adjusted, was $105 million, or $0.59 per diluted share, for the quarter ended June 30, 2013. Foreign currency movements decreased earnings by $0.05 per diluted share in the second quarter of 2013 compared with the second quarter of 2012.

These results are compared to reported net income from continuing operations of $107 million, or $0.61 per diluted share, in the year ago period. Second quarter 2012 adjusted net income from continuing operations, which excludes the impact of items detailed in note 4 of the supplemental financial information, was $104 million or $0.59 per diluted share.

Commissions and fees for Willis Group improved to $885 million in the second quarter of 2013, up from $837 million in the prior year quarter. Commissions and fees were unfavorably impacted by $7 million from foreign currency movements. Second quarter 2013 organic commissions and fees, which exclude the net impact of acquisitions, disposals and foreign currency movements, grew 6.3% relative to the second quarter of 2012.

Investment income for Willis Group declined to $3 million in the second quarter of 2013 from $5 million in the second quarter of 2012.

Willis North America Segment

The North America segment reported 6.1% commissions and fees growth in the second quarter of 2013 compared to the second quarter of 2012. The change reflects 5.5% organic commissions and fees growth and a positive 0.6% impact from acquisitions and disposals.

Growth in commissions and fees was reported across all of North America’s geographic regions. The major industry practices all recorded positive growth with the two largest practices, Human Capital and Construction, growing high single digits and low double digits, respectively, during the quarter.

Willis International Segment

The International segment reported a 2.5% increase in commissions and fees in the second quarter 2013 compared with the same period in 2012. The change reflects 2.6% organic growth, a negative 0.2% impact from foreign currency movements, and a positive 0.1% impact from acquisitions and disposals.

Operations in Western Europe grew low single-digits, while Eastern Europe recorded low double digit growth. Operations in the UK declined low single digits. Latin America operations grew high teens with strong growth from a number of the larger countries in the region. Operations in Asia grew mid-single digits while Australasia was down mid-single digits.

Willis Global Segment

The Global segment, which comprises Willis Re, Specialty, Placement and Willis Capital Markets and Advisory, reported 8.2% growth in commissions and fees in the second quarter of 2013, compared with the second quarter of 2012. The change reflects 10.3% organic growth, a negative 2.3% impact from foreign currency movements, and a positive 0.2% impact from acquisitions and disposals.

Global segment growth was led by Willis Re which recorded growth in the mid-teens. The North America reinsurance business reported strong growth, primarily driven by new business wins. The International and Specialties reinsurance businesses both grew mid-single digits.

Global Specialty grew mid-single digits, with good growth from new business. Most notable was the strong performance from Energy during the quarter.

Expenses

Total reported expenses were $719 million in the second quarter of 2013, compared with $663 million in the second quarter of 2012, an increase of 8.4%. Total expenses were unfavorably impacted by $4 million of foreign currency movements in the second quarter of 2013 and the quarter over quarter comparison is impacted by the previously disclosed change in remuneration policy, discussed below.

Reported salaries and benefits were $529 million in the second quarter of 2013, compared with $500 million in the second quarter of 2012, an increase of 5.8%. Reported salaries and benefits were equivalent to 59.4% of revenues in both the second quarter of 2013 and 2012.

The increase in reported salaries and benefits was primarily due to increased headcount relative to the prior year, annual salary reviews, and increased incentive compensation resulting from the increase in commission and fees, partially offset by favorable foreign currency movements amounting to $3 million in the quarter. Additionally, second quarter 2013 salaries and benefits were reduced by approximately $10 million of compensation accrual reversals related to prior periods.

Salaries and benefits in the second quarter of 2012 are not directly comparable with the current period expense due to the impact from the previously disclosed change in remuneration policy. Had the change in remuneration policy been effective from January 1, 2012, salaries and benefits in the second quarter of 2012 would have been approximately $12 million, or 2.4%, higher.

Other operating expenses in the second quarter of 2013 were $155 million, compared to $129 million in the year ago period, an increase of 20.2%. The increase in other operating expenses was primarily driven by $7 million of unfavorable foreign currency movements and the non-recurrence of a $5 million benefit related to an insurance recovery in the second quarter 2012. Additionally, Willis Group recorded approximately $7 million of one-time VAT-related charges.

Operating Margin

Willis Group operating margin, both reported and adjusted, was 19.2% in the second quarter 2013. This compares to reported and adjusted operating margin in second quarter 2012 of 21.3% and 20.7%, respectively. The decline in margin was primarily driven by higher salary and benefits and other operating expenses (as discussed above), and net unfavorable foreign exchange movements; partially offset by higher commissions and fees.

Tax

The tax rate was 21% for the quarter ended June 30, 2013 and 19% for the six months ended June 30, 2013. The effective tax rate was 25% for the quarter ended June 30, 2012 and 24% for the six months ended June 30, 2012. The lower tax rate in second quarter of 2013 was primarily due to the impact of a valuation allowance maintained against U.S. deferred tax assets, which results in a smaller tax charge on U.S. income in the current period compared with prior periods.

Six Months 2013 Financial Results

Reported net income from continuing operations, for the six months ended June 30, 2013 was $324 million, or $1.83 per diluted share, compared with $332 million, or $1.89 per diluted share, in the same period a year ago. Reported net income for the first six months of 2013 and 2012 was impacted by certain items, as detailed in note 4 of the supplemental financial information.

Adjusted earnings from continuing operations per diluted share, which excludes the impact of items detailed in note 4 of the supplemental financial information, was $2.05 for the six months ended June 30, 2013 compared with $1.91 in the comparable period of 2012. Foreign currency movements decreased earnings by $0.04 per diluted share in the six months ended June 30, 2013.

Total commissions and fees were $1,931 million for the first six months 2013, compared to $1,842 million for the first six months of 2012. Organic growth in commissions and fees was 5.1% in the first half of 2013.

Reported operating margin was 23.6% for the six months ended June 30, 2013 compared with 26.7% for the same period last year. Excluding items detailed in note 3 of the supplemental financial information, adjusted operating margin was 26.0% for the first half of 2013 compared with 27.2% a year ago.

Balance Sheet Highlights

As of June 30, 2013, cash and cash equivalents totaled $503 million, total debt was $2,343 million and total equity was $2,000 million. As of December 31, 2012, cash and cash equivalents were $500 million, total debt was $2,353 million and total equity was $1,725 million.

On July 23, 2013, Willis Group successfully completed an amendment and extension to its existing senior unsecured credit facility. The maturity date of the $300 million 5-year term loan was extended to July 2018 from December 2016. At the same time, the $500 million revolving credit facility was increased by $300 million to $800 million and the maturity date of any borrowings from that facility was also extended to July 2018 from December 2016.

Dividends

At its July 2013 Board meeting, the Board of Directors approved a regular quarterly cash dividend of $0.28 per share (an annual rate of $1.12 per share). The dividend is payable on October 15, 2013 to shareholders of record at September 30, 2013.

Conference Call and Web Cast

A conference call to discuss the second quarter 2013 results will be held on Thursday, July 25, 2013, at 8:00 AM Eastern Time. To participate in the live teleconference, please dial (866) 803-2143 (U.S.) or +1 (210) 795-1098 (international) with a pass code of “Willis”. The live audio web cast (which will be listen-only) may be accessed at www.willis.com. This call will be available by replay starting at approximately 10:00 AM Eastern Time, and through August 23, 2013 at 5:00 PM Eastern Time, by calling (888) 568-0429 (U.S.) or + 1 (203) 369-3474 (international) with no pass code, or by accessing the website.

The Company may refer to a slide presentation during its conference call. The slides will be available to view and download from the Investor Relations section of the Company’s website at www.willis.com.

About Willis

Willis Group Holdings plc is a leading global risk advisor, insurance and reinsurance broker. With roots dating to 1828, Willis operates today on every continent with more than 17,000 employees in over 400 offices. Willis offers its clients superior expertise, teamwork, innovation and market-leading products and professional services in risk management and transfer. Our experts rank among the world’s leading authorities on analytics, modelling and mitigation strategies at the intersection of global commerce and extreme events. Find more information at our Website, www.willis.com, our leadership journal, Resilience, or our up-to-the-minute blog on breaking news, WillisWire. Across geographies, industries and specialisms, Willis provides its local and multinational clients with resilience for a risky world.

Forward-Looking Statements

We have included in this document ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, future capital expenditures, growth in commissions and fees, business strategies, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes, are forward-looking statements. Also, when we use the words such as ‘anticipate’, ‘believe’, ‘estimate’, ‘expect’, ‘intend’, ‘plan’, ‘probably’, or similar expressions, we are making forward-looking statements.

There are important uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including the following:

•	the impact of any regional, national or global political, economic, business, competitive, market, environmental or regulatory conditions on our global business operations;

•

the impact of current financial market conditions on our results of operations and financial condition, including as a result of those associated with the current Eurozone crisis, any insolvencies of or other difficulties experienced by our clients, insurance companies or financial institutions;

•	our ability to implement and realize anticipated benefits of any expense reduction initiative, charge or any revenue generating initiatives;

•	volatility or declines in insurance markets and premiums on which our commissions are based, but which we do not control;

•	our ability to continue to manage our significant indebtedness;

•	our ability to compete effectively in our industry, including the impact of our refusal to accept contingent commissions from carriers in the non-Human Capital areas of our retail brokerage business;

•	material changes in commercial property and casualty markets generally or the availability of insurance products or changes in premiums resulting from a catastrophic event, such as a hurricane;

•	our ability to retain key employees and clients and attract new business;

•	the timing or ability to carry out share repurchases and redemptions;

•	the timing or ability to carry out refinancing or take other steps to manage our capital and the limitations in our long term debt agreements that may restrict our ability to take these actions;

•	fluctuations in our earnings as a result of potential changes to our valuation allowance(s) on our deferred tax assets;

•	any fluctuations in exchange and interest rates that could affect expenses and revenue;

•	the potential costs and difficulties in complying with a wide variety of foreign laws and regulations and any related changes, given the global scope of our operations;

•	rating agency actions that could inhibit our ability to borrow funds or the pricing thereof;

•	a significant decline in the value of investments that fund our pension plans or changes in our pension plan liabilities or funding obligations;

•	our ability to achieve the expected strategic benefits of transactions, including any growth from associates;

•	further impairment of the goodwill of one of our reporting units, in which case we may be required to record additional significant charges to earnings;

•	our ability to receive dividends or other distributions in needed amounts from our subsidiaries;

•	changes in the tax or accounting treatment of our operations and fluctuations in our tax rate;

•	any potential impact from the US healthcare reform legislation;

•	our involvements in and the results of any regulatory investigations, legal proceedings and other contingencies;

•

underwriting, advisory or reputational risks associated with non-core operations as well as the potential significant impact our non-core operations (including the Willis Capital Markets & Advisory operations) can have on our financial results;

•	our exposure to potential liabilities arising from errors and omissions and other potential claims against us; and

•	the interruption or loss of our information processing systems or failure to maintain secure information systems.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information see the section entitled ‘‘Risk Factors’’ included in Willis’ Form 10-K for the year ended December 31, 2012 and our subsequent filings with the Securities and Exchange Commission. Copies are available online at http://www.sec.gov or www.willis.com.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

Non-GAAP Supplemental Financial Information

This press release contains references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our GAAP information is in the note disclosures that follow. We present such non-GAAP supplemental financial information, as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company’s condensed consolidated financial statements.

# # #

WILLIS GROUP HOLDINGS plc

CONDENSED CONSOLIDATED INCOME STATEMENTS

(in millions, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenues
Commissions and fees	$885	$837	$1,931	$1,842
Investment income	3	5	7	10
Other income	2	—	3	3

Total revenues	890	842	1,941	1,855

Expenses
Salaries and benefits (including share-based compensation of $9 million, $8 million, $21 million, $17 million)	529	500	1,097	1,006
Other operating expenses	155	129	311	285
Depreciation expense	21	19	47	38
Amortization of intangible assets	14	15	28	30

Total expenses	719	663	1,483	1,359

Operating income	171	179	458	496
Interest expense	32	33	63	65

Income from Continuing Operations before Income Taxes and Interest in Earnings of Associates	139	146	395	431
Income taxes	29	36	77	104

Income from Continuing Operations before Interest in Earnings of Associates	110	110	318	327
Interest in earnings of associates, net of tax	(3)	(1)	12	14

Income from Continuing Operations	107	109	330	341
Discontinued Operations, net of tax	—	1	—	1

Net Income	107	110	330	342
Net income attributable to noncontrolling interests	(2)	(2)	(6)	(9)

Net Income attributable to Willis Group Holdings plc	$105	$108	$324	$333

Amounts attributable to Willis Group Holdings plc shareholders
Income from Continuing Operations, net of tax	$105	$107	$324	$332
Income from Discontinued Operations, net of tax	—	1	—	1

Net income attributable to Willis Group Holdings plc	$105	$108	$324	$333

WILLIS GROUP HOLDINGS plc

CONDENSED CONSOLIDATED INCOME STATEMENTS

(in millions, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Earnings per Share – Basic and Diluted
Basic Earnings per Share:
Continuing Operations	$0.60	$0.62	$1.86	$1.91
Discontinued Operations	—	—	—	—

Net income attributable to Willis Group Holdings plc shareholders	$0.60	$0.62	$1.86	$1.91

Diluted Earnings per Share:
Continuing Operations	$0.59	$0.61	$1.83	$1.89
Discontinued Operations	—	—	—	—

Net income attributable to Willis Group Holdings plc shareholders	$0.59	$0.61	$1.83	$1.89

Average Number of Shares Outstanding
- Basic	175	173	174	174
- Diluted	178	176	177	176
Shares Outstanding at June 30 (thousands)	175,277	173,248	175,277	173,248

WILLIS GROUP HOLDINGS plc

SUMMARY DRAFT BALANCE SHEETS

(in millions) (unaudited)

	June 30, 2013	December 31, 2012
Current Assets
Cash & cash equivalents	$503	$500
Accounts receivable, net	1,044	933
Fiduciary assets	9,910	9,271
Deferred tax assets	17	13
Other current assets	203	181

Total current assets	11,677	10,898

Non-current Assets
Fixed assets, net	452	468
Goodwill	2,826	2,827
Other intangible assets, net	376	385
Investments in associates	177	174
Deferred tax assets	10	18
Pension benefits asset	213	136
Other non-current assets	206	206

Total non-current assets	4,260	4,214

Total Assets	$15,937	$15,112

Liabilities and Equity
Current Liabilities
Fiduciary liabilities	$9,910	$9,271
Deferred revenue and accrued expenses	412	541
Income taxes payable	34	19
Short-term debt and current portion of long-term debt	17	15
Deferred tax liabilities	33	21
Other current liabilities	356	327

Total current liabilities	10,762	10,194

Non-current Liabilities
Long-term debt	2,326	2,338
Liability for pension benefits	256	282
Deferred tax liabilities	20	18
Provision for liabilities	202	180
Other non-current liabilities	371	375

Total non-current liabilities	3,175	3,193

Total Liabilities	13,937	13,387

Equity attributable to Willis Group Holdings plc	1,977	1,699
Noncontrolling interests	23	26

Total Equity	2,000	1,725

Total Liabilities and Equity	$15,937	$15,112

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

1.	Definitions of Non-GAAP Financial Measures

We believe that investors’ understanding of the Company’s performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Organic commissions and fees growth

Organic commissions and fees growth excludes: (i) the impact of foreign currency translation; (ii) the first twelve months of net commission and fee revenues generated from acquisitions; and (iii) the net commission and fee revenues related to operations disposed of in each period presented, from reported commissions and fees growth.

We believe organic growth in commissions and fees provides a measure that the investment community may find helpful in assessing the performance of operations that were part of our operations in both the current and prior periods, and provides a measure against which our businesses may be assessed in the future.

Adjusted operating income and adjusted net income

Adjusted operating income and adjusted net income are calculated by excluding the impact of certain items from operating income and net income, respectively, the most directly comparable GAAP measures. We believe that excluding these items, as applicable, from operating income and net income, provides a more complete and consistent comparative analysis of our results of operations.

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

2.	Analysis of Commissions and Fees

The following table reconciles reported commissions and fees growth to organic commissions and fees growth by segment for the three and six months ended June 30, 2013:

	Three months ended June 30,			Change attributable to
	2013	2012	% Change	Foreign currency translation	Acquisitions and disposals	Organic commissions and fees growth (a)
Global	$305	$282	8.2%	(2.3)%	0.2%	10.3%
North America	333	314	6.1%	—%	0.6%	5.5%
International	247	241	2.5%	(0.2)%	0.1%	2.6%

Commissions and fees	$885	$837	5.7%	(1.0)%	0.4%	6.3%

	Six months ended June 30,			Change attributable to
	2013	2012	% Change	Foreign currency translation	Acquisitions and disposals	Organic commissions and fees growth (a)
Global	$688	$652	5.5%	(1.2)%	(0.1)%	6.8%
North America	696	660	5.5%	0.1%	0.5%	4.9%
International	547	530	3.2%	(0.1)%	0.1%	3.2%

Commissions and fees	$1,931	$1,842	4.8%	(0.5)%	0.2%	5.1%

(a)	Organic commission and fees growth excludes: (i) the impact of foreign currency translation; (ii) the first twelve months of net commission and fee revenues generated from acquisitions; and (iii) the net commission and fee revenues related to operations disposed of in each period presented, from reported commissions and fees growth.

Our methods of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

3.	Adjusted Operating Income

The following table reconciles operating income, the most directly comparable GAAP measure, to adjusted operating income, for the three and six months ended June 30, 2013 and 2012:

	Three months ended June 30,
	2013	2012	% Change
Operating Income	$171	$179	(4.5)%
Excluding:
Insurance recovery	—	(5)

Adjusted Operating Income	$171	$174	(1.7)%

Operating Margin, or Operating Income as a percentage of Total Revenues	19.2%	21.3%

Adjusted Operating Margin, or Adjusted Operating Income as a percentage of Total Revenues	19.2%	20.7%

	Six months ended June 30,
	2013	2012	% Change
Operating Income	$458	$496	(7.7)%
Excluding:
Expense reduction initiative	46	—
Insurance recovery	—	(5)
Write-off of uncollectible accounts receivable and legal fees	—	13

Adjusted Operating Income	$504	$504	—%

Operating Margin, or Operating Income as a percentage of Total Revenues	23.6%	26.7%

Adjusted Operating Margin, or Adjusted Operating Income as a percentage of Total Revenues	26.0%	27.2%

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

4.	Adjusted Net Income

The following table reconciles net income and earnings per diluted share, the most directly comparable GAAP measures, to adjusted net income and adjusted earnings per diluted share, for the three and six months ended June 30, 2013 and 2012:

	Three months ended June 30,			Per diluted share Three months ended June 30,
	2013	2012	% Change	2013	2012	% Change
Net Income from Continuing Operations attributable to Willis Group Holdings plc	$105	$107	(1.9)%	$0.59	$0.61	(3.3)%

Excluding:
Insurance recovery, net of tax ($nil, $2)	—	(3)		—	(0.02)

Adjusted Net Income	$105	$104	1.0%	$0.59	$0.59	—%

Average diluted shares outstanding	178	176

	Six months ended June 30,			Per diluted share Six months ended June 30,
	2013	2012	% Change	2013	2012	% Change
Net Income from Continuing Operations attributable to Willis Group Holdings plc	$324	$332	(2.4)%	$1.83	$1.89	(3.2)%

Excluding:
Expense reduction initiative, net of tax ($8, $nil)	38	—		0.22	—
Insurance recovery, net of tax ($nil, $2)	—	(3)		—	(0.02)
Write-off of uncollectible accounts receivable and legal fees, net of tax ($nil, $5)	—	8		—	0.04

Adjusted Net Income	$362	$337	7.4%	$2.05	$1.91	7.3%

Average diluted shares outstanding	177	176

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

5.	Condensed Consolidated Income Statements by Quarter

	2012						2013
	Q1	Q2	Q2 YTD	Q3	Q4	FY	Q1	Q2	Q2 YTD
Revenues
Commissions and fees	$1,005	$837	$1,842	$749	$867	$3,458	$1,046	$885	$1,931
Investment income	5	5	10	4	4	18	4	3	7
Other income	3	—	3	1	—	4	1	2	3

Total Revenues	1,013	842	1,855	754	871	3,480	1,051	890	1,941

Expenses
Salaries and benefits	506	500	1,006	502	967	2,475	568	529	1,097
Other operating expenses	156	129	285	146	150	581	156	155	311
Depreciation expense	19	19	38	21	20	79	26	21	47
Amortization of intangible assets	15	15	30	14	15	59	14	14	28
Goodwill impairment charge	—	—	—	—	492	492	—	—	—
Net loss on disposal of operations	—	—	—	1	2	3	—	—	—

Total Expenses	696	663	1,359	684	1,646	3,689	764	719	1,483

Operating Income (Loss)	317	179	496	70	(775)	(209)	287	171	458
Interest expense	32	33	65	32	31	128	31	32	63

Income (Loss) before Income Taxes and Interest in Earnings of Associates	285	146	431	38	(806)	(337)	256	139	395
Income tax charge/(credit)	68	36	104	10	(13)	101	48	29	77

Income (Loss) before Interest in Earnings of Associates	217	110	327	28	(793)	(438)	208	110	318
Interest in earnings of associates, net of tax	15	(1)	14	(2)	(7)	5	15	(3)	12

Income (Loss) from Continuing Operations	232	109	341	26	(800)	(433)	223	107	330
Discontinued operations, net of tax	—	1	1	—	(1)	—	—	—	—

Net Income (Loss)	232	110	342	26	(801)	(433)	223	107	330
Net income attributable to noncontrolling interests	(7)	(2)	(9)	—	(4)	(13)	(4)	(2)	(6)

Net Income (Loss) attributable to Willis Group Holdings plc	$225	$108	$333	$26	$(805)	$(446)	$219	$105	$324

Diluted Earnings per Share
Net Income (Loss) attributable to Willis Group Holdings plc shareholders	$1.28	$0.61	$1.89	$0.15	$(4.65)	$(2.58)	$1.24	$0.59	$1.83
Average number of shares outstanding
- Diluted	176	176	176	175	173	173	176	178	177

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

6.	Segment Information by Quarter

	2012						2013
	Q1	Q2	Q2 YTD	Q3	Q4	FY	Q1	Q2	Q2 YTD
Commissions and Fees
Global	$370	$282	$652	$235	$237	$1,124	$383	$305	$688
North America	346	314	660	315	331	1,306	363	333	696
International	289	241	530	199	299	1,028	300	247	547

Total Commissions and Fees	$1,005	$837	$1,842	$749	$867	$3,458	$1,046	$885	$1,931

Total Revenues
Global	$372	$283	$655	$235	$239	$1,129	$384	$306	$690
North America(a)	349	315	664	318	331	1,313	365	335	700
International	292	244	536	201	301	1,038	302	249	551

Total Revenues	$1,013	$842	$1,855	$754	$871	$3,480	$1,051	$890	$1,941

Operating Income
Global	$179	$94	$273	$52	$47	$372	$171	$106	$277
North America	82	48	130	53	57	240	89	57	146
International	81	40	121	(9)	71	183	86	27	113
Corporate and Other (b)	(25)	(3)	(28)	(26)	(950)	(1,004)	(59)	(19)	(78)

Total Operating Income	$317	$179	$496	$70	$(775)	$(209)	$287	$171	$458

Organic Commissions and Fees Growth
Global	4.7%	6.8%	5.5%	2.9%	11.6%	6.1%	4.1%	10.3%	6.8%
North America	(2.0)%	(3.0)%	(2.7)%	(0.5)%	5.0%	(0.6)%	4.3%	5.5%	4.9%
International	4.3%	2.0%	3.3%	4.9%	7.4%	4.9%	3.8%	2.6%	3.2%

Total Organic Commissions and Fees Growth	2.1%	1.5%	1.8%	2.2%	7.5%	3.1%	4.1%	6.3%	5.1%

Operating Margin
Global	48.1%	33.2%	41.7%	22.1%	19.7%	32.9%	44.5%	34.6%	40.1%
North America	23.5%	15.2%	19.6%	16.7%	17.2%	18.3%	24.4%	17.0%	20.9%
International	27.7%	16.4%	22.6%	(4.5)%	23.6%	17.6%	28.5%	10.8%	20.5%
Total Operating Margin	31.3%	21.3%	26.7%	9.3%	(89.0)%	(6.0)%	27.3%	19.2%	23.6%

(a)	Total Revenues in the North America segment includes other income comprising gains on disposal of intangible assets, which primarily arise from settlements enforcing non-compete agreements in the event of losing accounts through producer defection or the disposal of books of business.
(b)	Corporate and Other includes the costs of the holding company, foreign exchange hedging activities, foreign exchange on the UK pension plan asset, foreign exchange gains and losses from currency purchases and sales, amortization of intangible assets, net gains and losses on disposal of operations, certain legal costs, write-off of uncollectible accounts receivable and associated legal fees, Insurance recovery, India JV settlement, North America segment goodwill impairment, charges associated with the change in remuneration policy and expense reduction initiative costs.